SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------
                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   13-3152648
                      (I.R.S. Employer Identification No.)

200 North Westlake Boulevard, Suite 202, Westlake Village, California   91362
             (Address of Principal Executive Offices)                 (Zip Code)

        DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC. 1997 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                      Steven Ross, Chief Financial Officer
                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
   200 North Westlake Boulevard, Suite 202, Westlake Village, California 91362
                     (Name and Address of Agent for Service)

                                 (805) 381-2700
          (Telephone Number, Including Area Code, of Agent for Service)


                                   Copies to:
                              Murray Markiles, Esq.
                    Troop Steuber Pasich Reddick & Tobey, LLP
                       2029 Century Park East, 24th Floor
                          Los Angeles, California 90067
                                 (310) 728-3000


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                                     Proposed Maximum           Proposed Maximum
Title of Securities to         Amount to be               Offering Price Per        Aggregate Offering             Amount of
    be Registered               Registered                   Share(1)                  Price(1)                Registration Fee

------------------------------------------------------------------------------------------------------------------------------------
Common Stock                 350,000 Shares(2)                 $5.78                   $2,023,000                     $597
====================================================================================================================================

     (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c). On October 23, 1998, the average of the bid and ask price of the Registrant's Common Stock on the NASDAQ SmallCap Market was $5.78 per share.

          (2) 350,000 Shares of Common Stock under the same plan were previously registered on a Form S-8, file number 333-42867, for which the appropriate fee was paid.

     This Registration Statement on Form S-8 is for the registration of an additional 350,000 shares of Common Stock for which the Form S-8 registration statement, file number 333-42867 , was filed on December 16, 1997 relating to the Dental/Medical Diagnostic Systems, Inc. 1997 Stock Incentive Plan. The Form S-8, file number 333-42867, is hereby incorporated by reference.


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



                                     PART I

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Information.*

          * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

Item 3.   Incorporation of Documents by Reference.

          The following documents are incorporated herein by reference:

          (a) Registrant's Report on Form 10-KSB for the fiscal year ended December 31, 1997;

          (b) Registrant's Report on Form 10-QSB for the quarter ended June 30, 1998;

          (c) Registrant's Report on Form 10-QSB for the quarter ended March 31, 1998; and

          (d) The information under the caption "DESCRIPTION OF SECURITIES" on Pages 43 through 46 of Registrant's Registration Statement on Form SB-2 (Registration No. 333-22507).

          (e) Registrant's Registration Statement on Form S-8, file number 333-42867.


All documents and reports filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

   The securities to be offered are registered under Section 12 of the Exchange Act of 1934.

Item 5.  Interests of Named Experts and Counsel.

   None.

Item 6.  Indemnification of Directors and Officers.

   See Registrant's Registration Statement on Form S-8, file number 333-42867.


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


Item 7.  Exemption from Registration Claimed.

   Not applicable.

Item 8.  Exhibits.

   4.1   Dental/Medical Diagnostic Systems, Inc. 1997 Stock Incentive Plan.

   5.1 Opinion of Troop Steuber Pasich Reddick & Tobey, LLP regarding validity of securities.

   23.1  Consent of Troop  Steuber  Pasich  Reddick & Tobey,  LLP  (included  in
         Exhibit 5.1).

   23.2  Consent of PricewaterhouseCoopers LLP.

   24.1 Power of Attorney (included as part of the Signature page of this Registration Statement).

Item 9.  Undertakings.

          See Registrant's Registration Statement on Form S-8, file number 333-42867
 .


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



                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 20th day of October, 1998.


                                DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
                                (Registrant)



                                By: /s/ Robert H. Gurevitch
                                    --------------------------------------------
                                    Robert H. Gurevitch, Chief Executive Officer

                                           (Principal Executive Officer)


                                POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Robert H. Gurevitch and Steven Ross, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                             Title                         Date
---------                             -----                         ----

/s/ Robert H. Gurevitch
--------------------------     Chairman of the Board, Chief     October 20, 1998
Robert H. Gurevitch            Executive Officer,
                               President and Secretary


/s/ Jack D. Preston
--------------------------     Director                         October 20, 1998
Jack D. Preston


/s/ Marvin H. Kleinberg
--------------------------     Director                         October 20, 1998
Marvin H. Kleinberg


/s/ Steven Ross
--------------------------     Chief Financial Officer          October 20, 1998
Steven Ross




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



                                  EXHIBIT INDEX


Exhibit No.   Exhibit Description                            Sequentially
-----------   -------------------                            Numbered Page
                                                             -------------
4.1           Dental/Medical Diagnostic Systems, Inc. 1997 Stock Incentive Plan.

5.1 Opinion of Troop Steuber Pasich Reddick & Tobey, LLP regarding validity of securities.

23.1          Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in
              Exhibit 5.1).

23.2          Consent of PricewaterhouseCoopers LLP.

24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement.)


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